As filed with the Securities and Exchange Commission on July 15, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CBS Corporation

(Exact name of registrant as specified in its charter)

Delaware	04-2949533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

51 West 52nd Street,

New York, New York 10019

(212) 975-4321

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Louis J. Briskman, Esq.

Executive Vice President and General Counsel

CBS Corporation

51 West 52nd Street

New York, NY 10019

Telephone: (212) 975-4321

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Todd R. Chandler

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non–accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non–accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Class B Common Stock, $0.001 par value	245,000	$37.31	$9,140,950	$359.24

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Based on the weighted average exercise price of outstanding employee stock options awarded pursuant to the plans to which this Registration Statement relates. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933.

(3)	Pursuant to Rule 457(p) under the Securities Act of 1933, the filing fee is being offset by $40,834.73 of filing fees that were already paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-4 (No. 333-128821) filed by CBS Corporation on October 5, 2005 and subsequently amended on November 23, 2005.

PROSPECTUS

CBS CORPORATION

245,000 SHARES

CLASS B COMMON STOCK

On June 30, 2008, Ten Acquisition Corp., a wholly owned subsidiary of CBS Corporation, merged with and into CNET Networks, Inc. (the “Merger”). This Registration Statement on Form S-3 relates to 245,000 shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock), of CBS Corporation, issuable to those persons who were employees or directors of CNET Networks, Inc. (“CNET”) at any time prior to the effective time of the Merger, but who were not employees or directors of CNET after the effective time of the Merger, and who, immediately prior to the Merger, were holders of options to purchase shares of common stock, par value $0.0001 per share, of CNET (the “CNET Options”), that were converted into options to purchase shares of Class B Common Stock of CBS Corporation (the “CBS Options”) at the effective time of the Merger.

Any proceeds received by CBS Corporation from the exercise of the CBS Options will be used for general corporate purposes.

Our Class B Common Stock is traded on the New York Stock Exchange under the symbol “CBS.”

Investing in our Class B Common Stock involves risks. See “Risk Factors” on page 1 of this prospectus, “Item 1A. Risk Factors” in our annual report on Form 10-K, filed February 28, 2008, and “Item 1A. Risk Factors” in our quarterly report on Form 10-Q, filed May 2, 2008, which are incorporated by reference herein, to read about factors you should consider before investing in our Class B Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 15, 2008

You should rely only on the information contained in this prospectus and the documents incorporated herein by reference. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state or other jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. This prospectus relates to shares of our common stock issuable upon the exercise of options to purchase shares of our Class B Common Stock, which options were converted from options assumed by us in connection with the Merger. You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The registration statement (including the exhibits) of which this prospectus is a part contains additional information about us and the Class B Common Stock offered by this prospectus. We may in the future file certain other legal documents which could affect the terms of the Class B Common Stock offered by this prospectus as exhibits to reports we file with the SEC. The registration statement and the reports can be read at the SEC Web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

To understand the offering of this Class B Common Stock fully, you should read this entire document carefully, including particularly the “Risk Factors” section and the documents identified under the heading “Where You Can Find Additional Information.”

i

CBS CORPORATION

CBS Corporation, together with its consolidated subsidiaries unless the context otherwise requires, is a mass media company with operations in the following segments:

•

Television: The Television segment consists of CBS Television, comprised of the CBS® Television Network, the Company’s 30 owned broadcast television stations, CBS Paramount Network Television and CBS Television Distribution, the Company’s television production and syndication operations; Showtime Networks™, the Company’s premium subscription television program services; and CBS College Sports Network™, the Company’s cable network and online digital media business devoted to college athletics.

•	Radio: The Radio segment owns and operates 140 radio stations in 30 United States (“U.S.”) markets through CBS Radio®.

•

Outdoor: The Outdoor segment displays advertising on media, including billboards, transit shelters, buses, rail systems (in-car, station platforms and terminals), mall kiosks and stadium signage principally through CBS Outdoor® and in retail stores through CBS Outernet™.

•	Publishing: The Publishing segment consists of Simon & Schuster, which publishes and distributes consumer books under imprints such as Simon & Schuster®, Pocket Books®, Scribner® and Free Press™.

On June 30, 2008, CBS Corporation completed its acquisition of CNET through the Merger. CNET is an interactive media company that builds brands for people and the things they are passionate about, such as gaming, music, entertainment, technology, business, food and parenting. CNET’s leading brands include BNET, CNET, GameSpot, TV.com, CHOW, ZDNet, TechRepublic, MP3.com and UrbanBaby.

CBS Corporation was organized in Delaware in 1986. CBS Corporation’s principal offices are located at 51 West 52nd Street, New York, New York 10019, its telephone number is (212) 975-4321 and its Web site address is www.cbscorporation.com. However, the information on our website is not a part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K under the caption “Item 1A – Risk Factors,” as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such report. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus, contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. Similarly, statements that describe the Company’s objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not necessarily known. The forward-looking statements included in this prospectus are only made as of the date of this prospectus, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

DESCRIPTION OF THE PLANS

This prospectus relates to shares of our Class B Common Stock, par value $0.001 per share, of CBS Corporation which may be acquired upon the exercise of CBS Options pursuant to: (i) the CNET, Inc. Amended and Restated 1997 Stock Option Plan, as amended; (ii) the 2000 CNET Networks, Inc. Stock Incentive Plan, as amended; (iii) the 2001 CNET Networks, Inc. Stock Incentive Plan, as amended; (iv) the Amended and Restated 2004 CNET Networks, Inc. Incentive Stock Award Plan, as amended; (v) the TechRepublic, Inc. 1999 Stock Option Plan; and (vi) the Ziff-Davis 1998 Incentive Compensation Plan (each, a “Plan” and, collectively, the “Plans”). A description of the material terms of the Plans is included below.

The following description is only a summary of the principal provisions of the Plans and is qualified in its entirety by the terms of the Plans. If the information in this “Description of the Plans” differs from the information in any Plan, you should rely on the information in such Plan. See “Where You Can Find Additional Information” on how you may obtain a copy of the complete text of the Plans and additional information upon request from CBS Corporation. The Plans are not qualified under Section 401(a) of the Internal Revenue Code (the “Code”) nor are they subject to the Employee Retirement Income Security Act.

Administration

The Board of Directors of CBS Corporation (the “Board”) or the Compensation Committee of the Board of Directors (the “Compensation Committee”) administers the Plans. In addition, the Compensation Committee and/or the Board (the “Administrator”) is authorized to interpret the Plans, to establish, amend and rescind any rules and regulations relating to the Plans, to determine the terms and provisions of any agreements entered into under the Plans, and to make all other determinations necessary or advisable to administer the Plans. The determinations of the Administrator in the administration of the Plans are final and conclusive.

Eligibility

Generally, employees, directors, officers and/or consultants of CNET and its subsidiaries prior to June 30, 2008, were eligible to receive awards under the Plans.

Awards under the Plans

The Plans provide that the Administrator may grant stock options to eligible service providers. The type, terms and conditions of each award are set forth in a separate agreement with the person receiving the award. We do not intend to make any additional grants under any of the Plans.

Nonqualified Stock Options, or “NQSOs,” provide for the right to purchase common shares at a specified price which may not be less than fair market value of such shares on the date of grant, and usually become exercisable (in the discretion of the Administrator) in one or more installments after the grant date, subject to the satisfaction of individual or company performance criteria or subject to other conditions, such as continued employment, in each case as established by the Administrator. NQSOs may be granted for any term specified by the Administrator.

For the purposes of the Plans, as long as shares of our Class B Common Stock are traded on any established stock exchange or a national market system, the fair market value of a share of our Class B Common Stock as of a given date will either be (i) the closing price of a share of our Class B Common Stock on the date or, if that date is not a trading day, the closing price of a share of our Class B Common Stock on the immediately preceding trading date, for which such price was reported or (ii) the average of the closing prices of the Class B Common Stock for the ten (10) consecutive trading days prior to that date. If our Class B Common Stock is not publicly traded on any established stock exchange or a national market system, the fair market value of shares of our Class B Common Stock will be determined by the Administrator.

Incentive Stock Options, or “ISOs,” provide for the right to purchase shares of our Class B Common Stock at a specified price and usually will become exercisable (in the discretion of the Administrator) in one or more installments after the grant date, subject to the satisfaction of individual or company performance criteria or subject to other conditions, such as continued employment, in each case as established by the Administrator. All ISOs must be granted within ten years of the effective date of the Plans, and no ISO is exercisable at any time after the expiration of ten years from the grant date. ISOs are designed to comply with the applicable provisions of the Code, and are subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a common share on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant, but may be subsequently modified to disqualify them from treatment as ISOs. The total fair market value of shares with respect to which an ISO is first exercisable by an optionee during any calendar year cannot exceed $100,000. To the extent any of these limits are exceeded or otherwise not met, the options granted are NQSOs. In the case of an ISO granted to an employee who owned (or was deemed to own) at least 10% of the total combined voting power of all classes of stock on the date of grant, the Plans provide that the exercise price must be at least 110% of the fair market value of a common share on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

The methods by which the exercise price of an ISO or NQSO may be paid are generally expected to be (i) cash, (ii) with our consent, delivery of shares of Class B Common Stock held for at least six months and having a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof, (iii) a broker-assisted cashless exercise, (iv) any other method specified by the Administrator or (v) any combination of these methods.

Non-transferability

In general, no award under the Plans is assignable or transferable except by will or the laws of descent and distribution, or as the Administrator may otherwise specify to members of a participant’s immediate family or to trusts established entirely for the benefit of the participant and/or members of the participant’s immediate family.

Grant or Award Agreement

A written agreement states the terms and conditions, as determined by the Administrator, which apply to each grant or award under the Plans, in addition to the terms and conditions specified in each Plan.

Adjustments

In the event that the outstanding shares of our Class B Common Stock (other than shares held by dissenting stockholders) are changed into or exchanged for (i) a different number or kind of shares of stock of CBS Corporation or (ii) shares of stock of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split, stock dividend or other corporate change occurs, then generally, the Administrator will make proportionate adjustments as it deems appropriate in order to prevent any dilution or enlargement of potential benefits, or each share of our Class B Common Stock subject to options under the Plans will be substituted with the number and kind of shares of stock into which each outstanding share of our Class B Common Stock (other than shares held by dissenting stockholders) is changed or exchanged, or the number of shares of our Class B Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the exercise price.

Amendment/Termination

The Administrator may amend or terminate the Plans or any portion of the Plans at any time, provided that shareholder approval of an amendment is obtained in order to comply with any applicable law, regulation or rule. However, the Administrator generally may not amend an option without the consent of a participant if the amendment would diminish or impair the rights of the optionee under any award previously granted under the Plans, provided that in connection with such amendment, in certain circumstances, the Administrator may increase the exercise price of an ISO in order to preserve the ISO status of such option.

Federal Income Tax Consequences

We describe the federal tax consequences of participating in the Plans below. This description is based upon an analysis of the present provisions of the Code and the regulations promulgated under the Code, all of which may change. State and local taxes may also apply to a participant in the jurisdiction in which he or she works and/or resides, but we do not discuss state and local tax consequences in this prospectus. The following discussion is only a summary. You should consult your personal tax advisor regarding the federal, state and local tax consequences to you of participating in any of the Plans.

Nonqualified Stock Options

For federal income tax purposes, if an optionee is granted NQSOs under the Plans, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a share of our Class B Common Stock on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the shares of our Class B Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options

There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

With some exceptions, an ISO will not be treated as an ISO if it is exercised more than 90 days following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as an NQSO.

Withholding Taxes

We will withhold applicable taxes with respect to ordinary income realized upon the exercise of nonqualified stock options. Generally, we expect to satisfy withholding obligations by our retaining the number of common shares whose fair market value equals the amount required to be withheld.

Effect Upon the Company

CBS Corporation will generally be entitled to a tax deduction equal to amounts included in ordinary income by a participant at the time of this inclusion.

Restrictions on Resale of Shares by Affiliates

All shares of Class B Common Stock acquired by “affiliates” pursuant to a registration statement under the Securities Act of 1933, as amended, including shares acquired pursuant to the Plans, will be considered “control securities.” Therefore, the affiliate may sell these shares only under an effective registration statement or an exemption from registration. “Affiliates” of CBS Corporation cannot use this prospectus for reoffers or resales of shares of Class B Common Stock of CBS Corporation acquired pursuant to the Plans. For these purposes, an “affiliate” of CBS Corporation means any person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with CBS Corporation. To avoid potential infringement of the requirements of the Securities Act, each executive officer of CBS Corporation should assume that he or she will be considered an affiliate of CBS Corporation. Rule 144 under the Securities Act provides the exemption from registration most frequently relied upon for resale of control securities. The rule requires sales to be effected in “broker’s transactions,” as defined in the rule, and a written notice of each sale must be filed with the SEC at the time of the sale. The rule also limits the number of shares which may be sold in any three-month period to the greater of (a) 1% of the outstanding common shares or (b) the average weekly reported volume of trading in the shares on all securities exchanges during the four calendar weeks preceding the filing of the required sale notice with the SEC. The holding period under Rule 144 applicable to restricted securities is not applicable to a resale of shares acquired under the Plans to the extent such shares are registered under the Securities Act.

Shares Covered by the Plans

A total of 245,000 shares of Class B Common Stock underlying the CBS Options are issuable pursuant to the Plans which we assumed in connection with the Merger.

USE OF PROCEEDS

Any proceeds received by CBS Corporation from the exercise of the CBS Options will be used for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of the principal terms of our capital stock. The following description is not meant to be complete and is qualified by reference to our certificate of incorporation and bylaws and the Delaware General Corporation Law. Copies of the CBS Corporation certificate of incorporation and bylaws are incorporated by reference herein. For more information on how you can obtain copies of these documents, see the section entitled “Where You Can Find Additional Information” on page 8. You are urged to read our certificate of incorporation and bylaws in their entirety.

Our authorized capital stock consists of 5.4 billion shares of capital stock, of which:

•	375 million shares are designated as Class A common stock, par value $0.001 per share;

•	5 billion shares are designated as Class B common stock, par value $0.001 per share; and

•	25 million shares are designated as preferred stock, par value $0.001 per share.

Each of the Class A common stock and Class B common stock constitutes a class of common stock under the Delaware General Corporation Law.

None of the 25 million authorized shares of preferred stock is issued and outstanding.

Common Stock

All issued and outstanding shares of Class A common stock and Class B common stock are identical and the holders of such shares are entitled to the same rights and privileges, except as provided in the certificate of incorporation as described below.

Voting Rights. Holders of Class A common stock are entitled to one vote per share with respect to all matters on which the holders of common stock are entitled to vote. Generally, all matters to be voted on by our stockholders must be approved by a majority of the aggregate voting power of the shares of capital stock present in person or represented by proxy, except as required by Delaware law; however, the affirmative vote of a majority of the outstanding shares of Class A common stock, voting separately as a class, is necessary to approve any merger or consolidation of CBS Corporation pursuant to which shares of common stock are converted into or exchanged for any other securities or consideration.

Holders of Class B common stock do not have any voting rights, except as required by Delaware law.

Dividends. Holders of Class A common stock and Class B common stock will share ratably in any cash dividend declared by the board of directors, subject to any preferential rights of any outstanding preferred stock. If the board of directors declares a dividend of any securities of CBS Corporation or another entity, the board of directors will determine whether the holders of Class A common stock and Class B common stock are to receive identical securities or to receive different classes or series of securities, but only to the extent such differences are consistent in all material respects with any differences between Class A common stock and Class B common stock.

Conversion. So long as there are 5,000 shares of Class A common stock outstanding, each share of Class A common stock will be convertible at the option of the holder of such share into one share of Class B common stock.

Liquidation Rights. In the event of a liquidation, dissolution or winding-up of CBS Corporation, all holders of common stock, regardless of class, will be entitled to share ratably in any assets available for distributions to holders of shares of common stock subject to the preferential rights of any outstanding preferred stock.

Split, Subdivision or Combination. In the event of a split, subdivision or combination of the outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class of common stock will be divided proportionally.

Preemptive Rights. Shares of Class A common stock and Class B common stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any class of CBS Corporation. The board of directors possesses the power to issue shares of authorized but unissued Class A common stock and Class B common stock without further stockholder action, subject to the requirements of applicable law and stock exchanges. The number of authorized shares of Class A common stock and Class B common stock could be increased with the approval of the holders of a majority of the outstanding shares of Class A common stock and without any action by the holders of shares of Class B common stock.

Other Rights. Our certificate of incorporation provides that we may prohibit the ownership of, or redeem, shares of its capital stock in order to ensure compliance with, or prevent the applicability of limitations imposed by, the requirements of U.S. laws or regulations applicable to specified types of media companies.

Listing. Our Class A common stock and Class B common stock are listed on the New York Stock Exchange under the symbols “CBS.A” and “CBS,” respectively.

Preferred Stock

The board of directors is empowered, without the approval of our stockholders, to cause shares of preferred stock to be issued from time to time in one or more series, with the numbers of shares of each series and the designations, preferences and relative, participating, optional, dividend and other special rights of the shares of each such series and the qualifications, limitations, restrictions, conditions and other characteristics thereof as fixed by the board of directors. Among the specific matters that may be determined by the board of directors are the following:

•	the designation of each series;

•	the number of shares of each series;

•	the rate of dividends, if any;

•	whether dividends, if any, shall be cumulative or noncumulative;

•	the terms of redemption, if any;

•	the rights of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of CBS Corporation;

•	the rights and terms of conversion or exchange, if any;

•	whether the preferred shares will be subject to the operation of sinking funds; and

•	the voting rights, if any.

The board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could have an adverse impact on the rights of the holders of Class A common stock and Class B common stock, including, without limitation, their voting power. However, the board of directors may not issue any preferred stock, or preferred stock that is convertible into or exchangeable for other securities, that, in the aggregate with all other outstanding shares of preferred stock, could elect a majority of the board of directors, unless such issuance has been approved by the holders of a majority of the outstanding shares of Class A common stock, voting separately as a class. There are no present plans to issue any shares of preferred stock. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of CBS Corporation or the removal of the existing management.

PLAN OF DISTRIBUTION

We intend to issue shares of our Class B Common Stock pursuant to this prospectus in connection with the exercise of the CBS Options, which shares will be listed on the New York Stock Exchange. We will be responsible for the expenses of any such issuance, other than the exercise price of the CBS Options. No commissions, discounts, concessions or other compensation will be paid to any underwriter or broker-dealer in connection with such issuance.

The decision to exercise the CBS Options to purchase shares of our Class B Common Stock must be made pursuant to each investor’s evaluation of his or her best interests. Our board of directors does not make any recommendation to prospective investors regarding whether they should exercise their CBS Options. The shares of Class B Common Stock obtained upon the exercise of CBS Options may be sold from time to time on the New York Stock Exchange, at prices then prevailing, in negotiated transactions or otherwise.

LEGAL MATTERS

Louis J. Briskman, Esq., Executive Vice President and General Counsel of the Registrant, has rendered an opinion stating that under applicable state law the shares of Class B Common Stock to which this Registration Statement relates will be, when issued and delivered, validly and legally issued, fully paid and non-assessable. For information regarding the securities of CBS Corporation held, directly or indirectly, by Mr. Briskman, see CBS Corporation’s proxy statement on Schedule 14A filed on April 11, 2008 and the Statements of Changes in Beneficial Ownership on Form 4 filed by CBS Corporation on behalf of Mr. Briskman.

EXPERTS

The consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of CBS Corporation incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 28, 2008, have been so incorporated by reference in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

CBS Corporation files annual, quarterly and special reports, proxy and information statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.

The SEC also maintains a website that contains reports, proxy and information statements and other information that CBS Corporation files electronically with the SEC. The address of that website is www.sec.gov. You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning CBS Corporation at the following address or telephone number:

CBS Corporation

51 West 52nd Street

New York, New York 10019

Attention: Investor Relations

Telephone: 1-877-CBS-0787

Shares of CBS Class B common stock are listed on the New York Stock Exchange. You may also inspect reports, proxy statements and other information about CBS Corporation at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows certain information to be incorporated by reference into this prospectus, which means we can disclose important information to you by referring you to another document filed separately with the SEC that contains that information. This prospectus incorporates by reference important business and financial information about us that is not disclosed in or delivered with this prospectus. The information incorporated by reference is deemed a part of this prospectus (except for any information superseded by information contained directly in this prospectus) and is an important part of this prospectus.

This prospectus incorporates by reference the documents set forth below that CBS Corporation previously filed with the SEC, as well as any future documents that CBS Corporation files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering. These documents contain important information about CBS Corporation, its businesses and its financial condition.

We incorporate by reference in this prospectus the following documents and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008; and

•	Our Current Report on Form 8-K filed on June 3, 2008.

The information we file later with the SEC will automatically update and may supersede the information included in and incorporated by reference in this prospectus.

Documents incorporated by reference have been filed with the SEC and are available from the SEC website or otherwise as described in the section “Where You Can Find Additional Information.”

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

CLASS B COMMON STOCK

PROSPECTUS

July 15, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth the expenses of CBS Corporation (the “Registrant”) in connection with the offering described in this Registration Statement (all of which will be borne by the Registrant). All amounts shown are estimated.

SEC registration fee	$359
Printing expenses	1,500
Legal fees and expenses	25,000
Audit fees and expenses	12,500
Total	$39,359

Item 15. Indemnification of Directors and Officers

The Registrant is incorporated in the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation (the “CBS Charter”) contains provisions that eliminate directors’ personal liability, in certain circumstances.

Pursuant to the CBS Charter and the Registrant’s Amended and Restated Bylaws (the “CBS Bylaws”), the Registrant shall indemnify any person who was or is involved in or is threatened to be involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee (including a trustee) of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees), actually and reasonably incurred by him in connection with such action, suit or proceeding. Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Registrant shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee, if and only if the Board of Directors of the Registrant authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding.

Pursuant to the CBS Charter and the CBS Bylaws, to the extent that an indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

The indemnification and advancement of expenses provided by, or granted pursuant to, the indemnification provisions of the CBS Charter and the CBS Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Registrant is authorized to enter into an agreement with any director, officer or employee of the Registrant providing indemnification for such person against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including any action, suit or proceeding by or in the right of the Registrant, that arises by reason of the fact that such person is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the CBS Charter. The Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the DGCL.

Item 16. Exhibits

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2005) (File No. 001-09553).

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3(b) to the Quarterly Report on Form 10-Q of CBS Corporation for the quarter ended September 30, 2007) (File No. 001-09553).

4.3	CNET, Inc. Amended and Restated 1997 Stock Option Plan.*

4.4	Amendment to the CNET, Inc. Amended and Restated 1997 Stock Option Plan.*

4.5	2000 CNET Networks, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 filed by CNET Networks, Inc. on April 11, 2001).

4.6	Amendment to the 2000 CNET Networks, Inc. Stock Incentive Plan.*

4.7	2001 CNET Networks, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 filed by CNET Networks, Inc. on April 2, 2002).

4.8	Amendment to the 2001 CNET Networks, Inc. Stock Incentive Plan.*

4.9	The Amended and Restated 2004 CNET Networks, Inc. Incentive Stock Award Plan. (incorporated by reference from Appendix B to the 2006 definitive proxy statement on Schedule 14A filed by CNET Networks, Inc. on May 11, 2006) (File No. 000-20939).

4.10	Amendment to the Amended and Restated 2004 CNET Networks, Inc. Incentive Stock Award Plan.*

4.11	TechRepublic, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 filed by CNET Networks, Inc. on July 17, 2001).

4.12	Ziff-Davis 1998 Incentive Compensation Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed by CNET Networks, Inc. on April 4, 2001).

5.1	Opinion of CBS Corporation as to the validity of the securities being registered.*

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for CBS Corporation.*

23.2	Consent of Louis J. Briskman (included in Exhibit 5.1).

24.1	CBS Corporation Powers of Attorney.*

(*)	Filed herewith.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of July, 2008.

CBS CORPORATION (Registrant)

By:	/s/ Louis J. Briskman
Name:	Louis J. Briskman
Title:	Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Leslie Moonves	President and Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2008

/s/ Fredric G. Reynolds Fredric G. Reynolds	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 15, 2008

/s/ Susan C. Gordon Susan C. Gordon	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 15, 2008

* Sumner M. Redstone	Executive Chairman of the Board and Founder	July 15, 2008

* David R. Andelman	Director	July 15, 2008

* Joseph A. Califano, Jr.	Director	July 15, 2008

* William S. Cohen	Director	July 15, 2008

* Gary L. Countryman	Director	July 15, 2008

* Charles K. Gifford	Director	July 15, 2008

* Leonard Goldberg	Director	July 15, 2008

* Bruce S. Gordon	Director	July 15, 2008

* Linda M. Griego	Director	July 15, 2008

* Arnold Kopelson	Director	July 15, 2008

* Doug Morris	Director	July 15, 2008

* Shari Redstone	Director	July 15, 2008

* Frederic V. Salerno	Director	July 15, 2008

*By:	/s/ Louis J. Briskman
Louis J. Briskman
Attorney-in-fact for the Directors